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                                                                   Exhibit 23.02


                                                                 August 13, 1999

                                 NSP Letterhead




Legal Counsel's Consent

I do hereby consent to the use of my name in the within Registration Statement and the accompanying Prospectus of Northern States Power Company, a Wisconsin corporation, and to the use of my opinion, filed as Exhibit 5.01 to the Registration Statement.


                                               /s/ John D. Wilson
                                               -------------------------------
                                               John D. Wilson, General Counsel